                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            PSYCHEMEDICS CORPORATION
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

PSYCHEMEDICS
--------------------------------------------------------------------------------
CORPORATION                                       BOSTON - LOS ANGELES - CHICAGO
                                                 DALLAS - ATLANTA - PHILADELPHIA



                                            April 2, 2001


Dear Stockholders:

     We cordially invite you to attend the Annual Meeting of Stockholders, which will be held at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts, on Thursday, May 10, 2001, at 2:00 P.M.

     The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of directors and ratification of the appointment of auditors for 2001. I will report on current operations and discuss our plans for growth. We will also have plenty of time for your questions and comments.

     I believe that the Annual Meeting provides an excellent opportunity for stockholders to become better acquainted with Psychemedics and its directors and officers. I hope that you will be able to attend.


                                           Sincerely,

                                           /s/ Raymond C. Kubacki, Jr.

                                           Raymond C. Kubacki, Jr.
                                           President and Chief Executive Officer


      1280 Massachusetts Avenue, Suite 200, Cambridge, Massachusetts 02138
            TEL: (617) 868-7455, (800) 628-8073, FAX: (617) 864-1639

                            PSYCHEMEDICS CORPORATION

                           1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                 April 2, 2001


     The Annual Meeting of Stockholders will be held on May 10, 2001 at 2:00 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138, for the following purposes:

     1. To elect directors of the Company for the ensuing year and until their respective successors are chosen and qualified;

     2. To ratify the Company's selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001; and

     3. To consider and act upon matters incidental to the foregoing and to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders.


                                        By order of the Board of Directors,


                                        Edward S. Brewer, Jr.,
                                              Secretary


     The Company's Annual Report for 2000 containing a copy of the Company's Form 10-K (excluding exhibits) for the year ended December 31, 2000 is enclosed herewith.


--------------------------------------------------------------------------------
   PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ACCOMPANYING PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE, WHETHER OR NOT YOU PLAN TO ATTEND
                                  THE MEETING.
--------------------------------------------------------------------------------

                            PSYCHEMEDICS CORPORATION

                            1280 Massachusetts Avenue
                         Cambridge, Massachusetts 02138

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001


     This statement is furnished to the stockholders of PSYCHEMEDICS CORPORATION (hereinafter, the "Company") in connection with management's solicitation of proxies to be used at the Annual Meeting of Stockholders on May 10, 2001 and at any adjournment of that meeting. The approximate date on which this proxy statement and accompanying proxy are being sent to stockholders of the Company is April 2, 2001. Each proxy delivered pursuant to this solicitation is revocable at the option of the person executing the same by written notice delivered to the Secretary of the Company at any time before the proxy is voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote his or her shares if such stockholder so desires. The presence in person or by proxy of stockholders entitled to cast a majority of the outstanding shares, or 10,576,689 shares, shall constitute a quorum. With respect to the election of Directors, the Company will treat votes withheld as shares that are present for purposes of determining a quorum. A plurality is required to elect Directors, so the six persons receiving the greatest number of votes will be elected. Withheld votes will not affect the outcome of the election. With respect to the approval of auditors, the Company will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum. Since a majority of the shares represented at the meeting and entitled to vote is required for approval, abstentions will have the effect of a vote against approval of this proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for quorum purposes but not as shares entitled to vote with respect to that matter. Accordingly, broker non-votes will have no effect on such a matter.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the six nominees named under "Election of Directors", unless authority to do so is withheld with respect to one or more of the nominees, and FOR the ratification of the Company's selection of Arthur Andersen LLP as auditors for the year ending December 31, 2001. In addition, the proxy will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the meeting. The officers and directors of the Company as a group own beneficially (excluding options to acquire stock) approximately 20% of the outstanding shares of Common Stock of the Company (see "Principal Stockholders and Stockholdings of Management"). The Company expects that its officers and directors will vote the shares owned by them FOR the election of such six nominees and FOR the ratification of the Company's selection of Arthur Andersen LLP as auditors.

     As of March 15, 2001, the Company had outstanding 21,153,376 shares of Common Stock. Each share of the outstanding Common Stock is entitled to one vote. Only holders of Common Stock of record on the books of the Company at the close of business on March 15, 2001 will be entitled to receive notice of, and to vote at, the Annual Meeting.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, directors are to be elected to hold office for the ensuing year and until their respective successors are chosen and qualified. The Board of Directors has fixed the size of the Board at six and has nominated six persons, all of whom are now directors of the Company, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. If the enclosed proxy is duly executed and received in time for the Meeting, and unless authority to do so is withheld, it will be voted to elect as directors the following nominees: Raymond C. Kubacki, Jr., Werner A. Baumgartner, Ph.D., A. Clinton Allen, Donald F. Flynn, Walter S. Tomenson, Jr. and Fred J. Weinert. (For a description of the business experience of such nominees, see "Business Experience of Nominees and Executive Officers" below.) In the event that any of the nominees become unavailable, then the proxy holders shall have the right: (i) to vote for such substitute, if any, as the present Board of Directors may designate; or (ii) to leave a vacancy on the Board.

     The Company does not have any nominating or compensation committees of the Board of Directors. The Audit Committee, whose members are Messrs. Flynn, Tomenson and Weinert, held one meeting during 2000. Each of the members of the Audit Committee is independent within the meaning of the listing standards for the American Stock Exchange. The Stock Option Committee, whose members are Messrs. Flynn, Tomenson and Weinert, administers the Company's stock option plans, including the determination of persons who are to be granted options under such plans, the number of shares subject to each option, and the term of each option. The Stock Option Committee held one meeting in 2000.

     During the year ended December 31, 2000, there were two meetings of the Board of Directors. All of the directors attended both meetings, except for Mr. Flynn and Dr. Baumgartner, who each attended only one meeting. The directors also acted by unanimous written consent on ten occasions during 2000. The directors regularly consult with management and are kept informed of business developments and financial results as they occur.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that except as described below, all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act. Dr. Baumgartner filed Form 4's to report the sales of shares in 13 transactions which took place in May and June, 2000 after the dates specified therefor.

                       BUSINESS EXPERIENCE OF NOMINEES AND
                               EXECUTIVE OFFICERS

     Following is a list of names, ages and positions with the Company of all nominees for election as directors and all executive officers of the Company.

              Name                               Age                                  Position
              ----                               ---                                  --------

     Raymond C. Kubacki, Jr.                     56                        Chief Executive Officer,
                                                                           President, Director and
                                                                           Nominee

     Werner A. Baumgartner, Ph.D.                65                        Chairman of the Board,
                                                                           Director and Nominee

     A. Clinton Allen                            57                        Vice Chairman of the
                                                                           Board, Director and
                                                                           Nominee

     Donald F. Flynn                             61                        Director and Nominee, Member of
                                                                           Audit and Stock Option Committees

     Walter S. Tomenson, Jr.                     54                        Director and Nominee, Member of
                                                                           Audit and Stock Option Committees

     Fred J. Weinert                             53                        Director and Nominee, Member of
                                                                           Audit and Stock Option Committees

     William R. Thistle                          51                        Vice President, General Counsel

     Peter C. Monson                             45                        Chief Financial Officer, Vice
                                                                           President and Treasurer

     Michael I. Schaffer, Ph.D.                  56                        Vice President,
                                                                           Laboratory Operations

     William Dausey                              50                        Vice President, Sales

     All directors hold office until the next Annual Meeting of Stockholders or until their successors are elected. Officers serve at the discretion of the Board of Directors.

     Mr. Kubacki has been the Company's President and Chief Executive Officer and has served as a director of the Company since 1991. Prior to joining the Company, he served as Vice President-National Accounts and Director of Sales and Marketing for Reliance COMM/TEC Corporation, a subsidiary of Reliance Electric Co.

     Dr. Baumgartner, a founder of the Company, has served as Chairman of the Board and a director of the Company since its organization in September, 1986. Dr. Baumgartner received his Ph.D. in physical chemistry in 1963 from the University of New South Wales, Sydney, Australia, and has been engaged in physical and biophysical chemistry research since 1960 holding research and teaching positions at University of New South Wales; Long Beach State University; the Jet Propulsion Laboratory at the California Institute of Technology; University of California, Los Angeles; and University of Southern California. Dr. Baumgartner has been the director of the Radioimmunoassay and In Vitro Laboratory of the Nuclear Medicine Service, Veterans Administration Hospital, Wadsworth, Los Angeles, California since 1976, serving in such capacity on a part-time basis since 1987.

     Mr. Allen has served as Vice Chairman and a director of the Company since 1989. He is also Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., an investment banking consulting firm located in Cambridge, Massachusetts. He is a director of Steinway Musical Instruments, Inc., Diversified Corporate Resources, Inc., Swiss Army Brands, Inc., and The DeWolfe Companies, Inc., where he serves as Vice Chairman.

     Mr. Flynn has been the sole stockholder of Flynn Enterprises, Inc. a venture capital hedging and consulting firm based in Chicago, Illinois since its inception in 1988. He has also served as Chairman of the Board of LKQ Corporation, a company engaged in the automobile recycling business, since 1999, and served as its sole director from 1998 until 1999. He was the Vice Chairman of Blue Chip Casino, Inc., an owner and operator of a river boat gaming vessel in Michigan City, Indiana, from 1997 until 1999, when it was sold to Boyd Gaming Corporation. Mr. Flynn also was Chairman of the Board from 1992 until 1996, and Chief Executive Officer from 1992 until 1995, of Discovery Zone, Inc., an operator of indoor entertainment and fitness facilities for children. From 1972 to 1990, Mr. Flynn served in various positions with Waste Management, Inc., including Senior Vice President and Chief Financial Officer. Mr. Flynn serves as a director of Extended Stay America, Inc., an owner and operator of extended-stay lodging facilities. Mr. Flynn has been a director of the Company since 1989.

     Mr. Tomenson has been Managing Director and Chairman of Client Development of Marsh, Inc. since 1998. From 1993 to 1998, he was Chairman of FINPRO, the financial services division of Marsh, Inc. In addition, he is a member of the Board of Directors of Marsh, Inc. Mr. Tomenson is a Director of Ronald McDonald House and a Trustee of the Children's Oncology Society of New York, Inc. He is a Director of the Trinity College School Fund, Inc. He also serves on the Executive Council of the Inner-City Scholarship Fund.

     Mr. Weinert is the majority shareholder and serves as Chief Executive Officer of San Telmo, Inc., Barrington Services Group, and H20 Plus, SRL. From 1989 to 1995 he was President of H20 Plus L.P., MW Partners, and Century Entertainment Ltd. Previous to that he had a 16 year career with Waste Management, Inc., during which he served as a Vice President and also as President of Waste Management International, Inc. from 1983 to 1989. For the last 16 years he has served on the Business Advisory Council for the University of Dayton. He is a trustee for the Center of Excellence in Education based in Washington, D.C. Mr. Weinert has been a director of the Company since 1991.

     Mr. Thistle has been Vice President and General Counsel of the Company since 1995. From 1993 to 1995 he served as Associate General Counsel for MGM Grand in Las Vegas. From 1989 to 1993, Mr. Thistle was Associate General Counsel for Harrah's Casino Resorts. Mr. Thistle is on the Legal Advisory Board of the Institute for a Drug Free Workplace and is a board member of the Drug and Alcohol Testing Industry Association.

     Mr. Monson has been the Company's Chief Financial Officer since March 2000. He has served as a Vice President, Treasurer of the Company since 1998. From November 1996 until joining the Company, Mr. Monson was a financial consultant to several different companies, most recently with GTE Internetworking. From 1994 to 1996, Mr. Monson was Chief Financial Officer of Bet Systems, Inc. From 1991 to 1994, Mr. Monson was the Corporate Controller and Treasurer of Gamma International, Ltd., a publicly traded gaming company.

     Dr. Schaffer joined the Company in 1999 as Vice President of Laboratory Operations. Prior to joining the Company, he served as Director of Toxicology, Technical Manager and Responsible Person for the Leesburg, Florida laboratory of SmithKline Beecham Clinical Laboratories, from 1990 to 1999. Dr. Schaffer has been an inspector for the Substance Abuse and Mental Health Services Administration's National Laboratory Certification Program since 1989. Dr. Schaffer was also a member of the Board of Directors of the American Board of Forensic Toxicologists from 1990 to 1999.

     Mr. Dausey joined the Company in April, 2000 as Vice President of Sales. Prior to joining the Company, Mr. Dausey was Vice President, Commercial and Industrial Sales for NorthWestern Corporation, since 1996. Previous positions include Vice President of Sales for PTC Aerospace and various positions at BF Goodrich Company. Mr. Dausey holds a BS from Indiana University and a MBA from Harvard University.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 6, 1997 and on November 12, 1997, the Company made term loans to Mr. Kubacki in connection with the exercise of stock options granted to him in 1992. The original principal amounts of the loans were $209,892, and $211,232 and each was repayable in one year with interest at the federal short-term rate in effect on such date plus one quarter percentage point. The principal amount of the January 6, 1997 loan was renewed for additional one-year terms in each of the years 1998 - 2001. The November 12, 1997 loan was renewed for additional one-year terms in 1998, 1999 and 2000. Mr. Kubacki made principal and interest payments in the aggregate amount of approximately $27,790 under the two loans in 2000. As of March 15, 2001, the aggregate amount of principal and accrued interest under the loans was $396,700. Each loan is secured by the shares of common stock acquired upon such exercise.

                          REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     On May 11, 2000, the Board of Directors adopted a charter for the Audit Committee. The complete text of the new charter, which reflects standards set forth in new SEC regulations and American Stock Exchange rules, is attached hereto as Exhibit A to this proxy statement. As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

     first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's auditors about draft annual financial statements and key accounting and reporting matters;

     second, the Committee is responsible for matters concerning the relationship between the Company and its auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

     third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. In overseeing the preparation of the Company's annual financial statements for the year ending December 31, 2000, the Committee met with both management and the Company's auditors to review and discuss such financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that such financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the auditors. The Committee's review included discussion with the auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). With respect to the Company's auditors, the Committee, among other things, discussed with Arthur Andersen LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     Members of the Audit Committee:

          Donald F. Flynn
          Walter Tomenson
          Fred J. Weinert

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the three year period ended December 31, 2000, the cash compensation paid by the Company as well as certain other compensation paid or accrued for such year, to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (collectively the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                              ------------
                                                   ANNUAL COMPENSATION                           AWARDS
                             --------------------------------------------------------------   ------------
NAME AND                                                                       OTHER ANNUAL    SECURITIES            ALL OTHER
PRINCIPAL                                   SALARY            BONUS            COMPENSATION    UNDERLYING             COMPEN-
POSITION                     YEAR             $                 $                   $          OPTIONS(#)            SATION($)
--------                     ----          -------            -----            ------------    ----------            ---------

Raymond C                    2000          221,154                0                (1)                0               5,307(2)
Kubacki, Jr                  1999          221,824                0                (1)           75,000               5,062(2)
  President & CEO            1998          199,439                0                (1)           70,000               4,031(2)


A. Clinton Allen             2000          180,692                0                (1)           50,000               5,304(2)
 Vice Chairman               1999          169,039                0                (1)           50,000               5,071(2)
                             1998          145,673                0                (1)           75,000               3,000(2)


William R. Thistle           2000          148,539                0                (1)           35,000               4,558(2)
  Vice President             1999          139,212            8,500                (1)           30,000               4,176(2)
   & General                 1998          120,606            8,500                (1)           15,000               2,400(2)
   Counsel


Michael I. Schaffer          2000          148,615                0                (1)           25,000               1,937(2)
  Vice President             1999           94,092                0                (1)           45,000                   0
  Laboratory
  Operations

Peter C. Monson              2000          113,939                0                (1)           25,000               3,558(2)
  Chief Financial            1999          105,904                0                (1)           25,000               2,519(2)
  Officer                    1998           69,240                0                (1)           10,000                   0

(1) Any perquisites or other personal benefits received from the Company by the named executive were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2)  Employer contribution under a 401(k) Retirement Plan.

STOCK OPTION GRANT TABLE

     The following table contains information concerning the grant of stock options to the named executive officers of the Company during the Company's fiscal year ended December 31, 2000:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE VALUE
                                              % OF TOTAL                                         OF ASSUMED ANNUAL RATE
                                                OPTIONS      EXERCISE                             OF STOCK APPRECIATION
                                              GRANTED TO      OR BASE                                FOR OPTION TERM
                           OPTIONS           EMPLOYEES IN      PRICE       EXPIRATION       -------------------------------
      NAME                 GRANTED(1)         FISCAL YEAR    ($/SH)(5)        DATE          0%         5%($)         10%($)
      ----                 ----------        ------------    ---------     -----------      --         -----         ------

A. Clinton Allen            50,000(3)             19.1         4.94          5-11-10         0        155,337        393,654

William R. Thistle          35,000(2)(4)          13.4         4.94          5-11-10         0        108,736        275,558

Michael I. Schaffer         25,000(2)              9.6         4.94          5-11-00         0         77,667        196,825

Peter C. Monson             25,000(2)              9.6         4.94          5-11-00         0         77,667        196,825


(1)  These options were granted pursuant to the Company's 2000 Stock Option
     Plan.

(2) These options are all incentive stock options and vest with respect to 25% of the shares covered thereby on May 11, 2001, and with respect to an additional 25% on each of the three anniversary dates thereafter.

(3) Of these options, options with respect to 21,250 shares are incentive stock options and vest with respect to 8,750 shares on May 11, 2003, and with respect to 12,250 shares on May 11, 2004; options with respect to 28,750 shares are non-qualified stock options and vest with respect to 12,500 shares on May 11, 2001 and 2001, and with respect to 3,750 shares on May 11, 2003.

(4) Notwithstanding the foregoing vesting schedule, these options become exercisable in full upon a "change of control" of the Company. See "Employment Contracts and Change-in-Control Arrangements".

(5)  Represents the market value on the date of grant.

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information with respect to the named executives concerning each exercise of stock options during the fiscal year and the number and value of unexercised options held as of December 31, 2000.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                SHARES           VALUE           NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                               ACQUIRED         REALIZED           OPTIONS AT FISCAL               IN-THE-MONEY OPTIONS AT
                              ON EXERCISE        ($)(1)               YEAR-END(#)                  FISCAL YEAR-END ($)(2)
                              -----------       --------     -----------------------------     ------------------------------
     NAME                                                    EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
     ----                                                    -----------     -------------     -----------      -------------

Raymond C
Kubacki, Jr                        0                0          567,252           91,250          975,816           39,712

A. Clinton Allen                   0                0          213,300          125,000          325,444           38,249

William R. Thistle                 0                0           75,500           65,000            5,325           22,650

Michael I. Schaffer                0                0           11,250           58,750            8,712           31,387

Peter C. Monson                    0                0           11,250           48,750            4,062           17,437

(1) Value realized represents the difference between the closing price of the Common Stock on the date of exercise and the exercise price, multiplied by the number of shares acquired on exercise.

(2) Represents the fair market value of the Company's Common Stock on December 31, 2000 ($5.15 per share based on the closing price on the American Stock Exchange) minus the exercise price per share, of the in-the-money options, multiplied by the number of shares subject to each option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with the grants by the Company to Mr. Kubacki and to Mr. Thistle of options to acquire shares of the Company's Common Stock, the Company agreed that notwithstanding the vesting schedule stated in the applicable option agreement, such options would become exercisable in full upon a change-in-control of the Company. The following events constitute a change-in-control for purposes of the option agreements: (a) the aggregate number of shares beneficially owned by the group of investors which purchased securities of the Company on May 15, 1989 is less than the number held by any other person or group, (b) the Company sells, leases or transfers all or substantially all of its assets, or (c) the Company merges or consolidates with another company and the existing stockholders of the Company end up owning less than 50% of the combined company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2000, Dr. Baumgartner, and Messrs. Kubacki and Allen, each of whom was both a director and an executive officer of the Company during the year ended December 31, 2000, participated in deliberations of the Board of Directors during such year concerning executive officer compensation.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the Stock Option Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.

          The Company's executive compensation program is designed to attract, retain and reward executives who are responsible for leading the company in achieving its business objectives. This report is submitted by the Board of Directors and addresses the compensation policies for fiscal 2000 as they affected Mr. Kubacki, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

          COMPENSATION PHILOSOPHY

          The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program is also designed to link the interests of the Company's executives to the interests of the Company's shareholders.

          At present, the executive compensation program is comprised of salary, cash incentive opportunities, long-term incentive opportunities in the form of stock options, and benefits typically offered to executives by major corporations. As an executive's level of responsibility increases, the greater the mix of compensation shifts to reliance on the value of the Common Stock through stock-based awards.

          Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the Board's objective to maximize deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. Accordingly, with respect to compensation payable to an applicable executive officer which would otherwise be nondeductible, it is the Company's policy that such amounts be deferred until the limitation on deductibility no longer applies with respect to such person.

          COMPENSATION ELEMENTS

               BASE SALARY

          At the executive officer level, base salaries are conservative when compared with companies of similar size and financial performance. Salary ranges are assigned to each position based on a comparison of the Company's positions with similar positions in companies of similar size in the Company's industry, with range midpoints established at the average of the marketplace. Actual salaries within the appropriate range depend upon individual performance, experience and internal equity and are reviewed and may be adjusted annually by the Company. Salary levels for executives other than the Chief Executive Officer were determined for 2000 by Mr. Kubacki, the Chief Executive Officer, based on the foregoing criteria.

               INCENTIVE COMPENSATION

          The Company has generally not paid cash bonuses to executive officers as rewards for superior performance, preferring instead to reward executive officers with equity-based compensation in the form of stock options.

               STOCK OPTIONS

          In May, 2000, the Company adopted a new stock option plan for officers, directors, and employees called the Psychemedics Corporation 2000 Stock Option Plan (the "2000 Stock Option Plan"). The 2000 Stock Option Plan superceded the Company's 1989 Employee Plan. Under the 2000 Stock Option Plan the Stock Option Committee of the Board of Directors may grant options with terms of up to ten years. The options generally become exercisable with respect to 25% of the shares covered thereby on the first anniversary of the date of grant and with respect to an additional 25% on each of the next three anniversary dates thereafter. In granting the stock options to executives, the Stock Option Committee of the Board of Directors takes into account the practices of other companies of comparable size as well as the executive's level of responsibility and past contributions to the Company, particularly in light of the Company's practice not to award cash bonuses. In May, 2000, the Stock Option Committee granted options to executive officers of the Company, other than the Chief Executive Officer, and to other key employees of the Company based on 1999 operating results.

          COMPENSATION TO THE CHIEF EXECUTIVE OFFICER

          Mr. Kubacki's annual base salary was last adjusted in May, 1999. In establishing the rate of salary, the Board considered the Company's financial performance for the prior year and over an extended period of time, Mr. Kubacki's individual performance, and his long-term contributions to the success of the Company. Mr. Kubacki did not receive an increase in salary in 2000. At his request, the Board did not grant to Mr. Kubacki any stock options in 2000.

          A. Clinton Allen
          Donald F. Flynn
          Fred J. Weinert
          Walter S. Tomenson
          Werner A. Baumgartner, Ph.D.
          Raymond C. Kubacki, Jr.

COMPENSATION OF DIRECTORS

     Messrs. Kubacki, Baumgartner and Allen receive no additional compensation for serving on the Company's Board of Directors. The Company's outside (non-employee) directors each receive cash compensation in the amount of $5,000 for each meeting attended.

     Under the Company's 1989 Non-Qualified Stock Option Plan (the "1989 Non-Employee Director Plan"), until it was discontinued on March 21, 2000, each outside director automatically received a grant of an option for 25,750 shares upon his appointment to the Board. Each such option had an exercise price equal to the market value per share of the Company's Common Stock on the automatic grant date, had a term of ten years and became exercisable over a period of twenty-four months from the date of grant in equal monthly installments on a cumulative basis. Under the 1989 Non-Employee Director Plan, each outside director also automatically received, effective March 15, of each year, a grant of an option for 20,600 shares. Each such option was for a term of ten years, became exercisable in full twelve (12) months after the date of grant, and had an exercise price equal to the market value per share of the Company's Common Stock on the automatic grant date.

     Options under the 1989 Non-Employee Director Plan were not transferable by the optionee otherwise than by will or the laws of descent and distribution and terminated if the optionee ceased to serve as a member of the Company's Board of Directors. In the event of the optionee's death or permanent disability, the option became exercisable in full and the optionee or his heirs, legatees or legal representatives could exercise the option during the following one year period or the remainder of the option term, whichever period is shorter.

     On March 15, 2000, each outside director was granted an option to acquire 20,600 shares at an exercise price of $5.13 per share, representing the market price on the date of grant. Each such option was granted under the 1989 Non-Employee Director Plan.

     Directors are also eligible to receive the grant of discretionary options under the Company's 2000 Stock Option Plan.

                        STOCK PRICE PERFORMANCE GRAPH(1)

                                  [LINE GRAPH]


                     ASSUMES $100 INVESTED ON JAN. 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2000

                                      1995       1996       1997       1998       1999       2000
                                      ----       ----       ----       ----       ----       ----
PSYCHEMEDICS CORPORATION             100.00     107.46     109.08      95.25      96.26     102.40
RUSSELL 2000 INDEX(2)                100.00     116.61     142.66     138.66     165.82     158.66
AMEX MARKET INDEX(3)                 100.00     105.52     126.97     125.25     156.15     154.23

(1) The above graph assumes a $100 investment on January 1, 1996, through the end of the 5-year period ended December 31, 2000 in the Company's Common Stock, the Russell 2000 Index and the AMEX Market Value Index. The prices all assume the reinvestment of dividends.

(2) The Russell 2000 Index is comprised of the smallest 2,000 companies in the Russell 3,000 Index. The Company has been unable to identify a peer group of companies that engage in testing of drugs of abuse, except for large pharmaceutical companies where such business is insignificant to such companies' other lines of businesses. The Company therefore uses in its proxy statements a peer index based on market capitalization.

(3) The AMEX Market Value Index includes companies whose shares are traded on the American Stock Exchange.

                    PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS
                                  OF MANAGEMENT

     The following table shows, as of March 15, 2001, the number of shares beneficially owned (i) by those stockholders who are known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, (ii) by each director and nominee for director of the Company, (iii) by each named executive officer, and (iv) by all directors and executive officers as a group.

                                                      Amount and Nature of               Percentage
Name                                                 Beneficial Ownership(1)              Owned(2)
----                                                 -----------------------             ----------

H. Wayne Huizenga                                         2,356,791 (3)                     11.1%
450 E. Las Olas Blvd. Suite 1500
Fort Lauderdale, Florida  33301

Donald F. Flynn                                           2,139,880 (4)(5)                  10.1%
676 North Michigan Avenue
Suite 4000
Chicago, Illinois  60611

John J. Melk(6)                                           2,164,622                         10.2%
919 North Michigan Avenue
Suite 2900
Chicago, Illinois 60611

Richard T. Christoph                                      1,991,350                          9.4%
1156 Lynnette Drive
Lake Forest, Illinois  60045

Thomas J. Campbell                                        1,451,350 (6)                      6.9%
c/o Cisar and Mrofka Ltd.
1550 Spring Road #210
Oak Brook, IL 60523

Werner A. Baumgartner, Ph.D.                              1,013,203 (4)(7)                   4.8%

Raymond C. Kubacki, Jr.                                     950,905 (4)                      4.4%

A. Clinton Allen                                            825,899 (4)                      3.9%

Fred J. Weinert                                             498,537 (4)(8)                   2.3%

William Thistle                                              95,500 (4)                        *

Michael I. Schaffer                                          28,750 (4)                        *

Peter C. Monson                                              26,250 (4)                        *

Walter S. Tomenson                                           38,824 (4)                        *

All Executive Officers and                                5,630,248 (9)                       25%
Directors as a group (10 persons)

* denotes ownership of less than 1%

(1) Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within sixty (60) days, unless otherwise indicated in these footnotes.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in this table.

(3) Includes: (i) 1,583,467 shares held by a limited partnership controlled by said individual and (ii) 8,386 shares owned by said individual's spouse.

(4) Includes the following number of shares of Common Stock which the individual has a right to acquire within 60 days pursuant to the exercise of options: Mr. Allen - 257,050; Dr. Baumgartner - 79,950; Mr. Kubacki - 603,502; Mr. Flynn - 102,400; Mr. Weinert - 106,800; Mr. Thistle - 95,500;
     Mr. Schaffer - 28,750; Mr. Monson - 26,250 and Mr. Tomenson - 38,824.

(5) Includes: (i) 19,326 shares owned by Mr. Flynn as trustee under Grantor Trust Agreement dated April 24, 1989, as amended; (ii) 1,713,160 shares held by DNB LP as to which said individual, as President and sole director of the general partner, has sole dispositive and voting power; and (iii) 304,994 shares owned by said individual's spouse.

(6) Includes: (i) 692,500 shares over which said individual has shared voting and dispositive power with his spouse as joint tenants; and (ii) 460,250 shares held by a limited partnership controlled by said individual's spouse.

(7) Includes: (i) 803,253 shares held by said individual as trustee of the Baumgartner Family Trust dated April 26, 1994; and (ii) 130,000 by said individual as trustee of the Baumgartner Charitable Trust dated June 1, 1995, each of which said individual shares voting and dispositive power with his spouse.

(8) Includes 306,453 shares held by Mr. Weinert as trustee under the Fred J. Weinert, Jr. Revocable Insurance Trust u/t/a dated May 17, 1982.

(9) Includes 1,351,526 shares which the executive officers and directors have the right to acquire within 60 days pursuant to the exercise of options.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected as the Company's independent auditors for the year ended December 31, 2001, the firm of Arthur Andersen LLP and recommends ratification of such selection by the stockholders. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

     For the year ended December 31, 2000, Arthur Andersen LLP billed the Company for services in the following categories:

Audit Fees                                  $40,000
Financial Information Systems Fees                0
All Other Fees (tax preparation)             20,000
                                            -------
  Total Fees                                $60,000

     The Audit Committee has considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must comply with Rule 14a-8 of the Securities and Exchange Commission issued under the Securities Exchange Act of 1934, and must be received at the principal executive offices of the Company not later than December 3, 2001.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which may come before the Meeting. However, if any matter not now known is presented at the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matter.

     The Company will bear the cost of solicitation of proxies. Solicitations of proxies by mail may be followed by telephone or other personal solicitation of certain stockholders by officers or other employees of the Company.


                                         By order of the Board of Directors,


                                         EDWARD S. BREWER, JR.,
                                              Secretary


April 2, 2001

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER

A.   PURPOSE AND SCOPE

     The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission ("SEC"), the Corporation's shareholders or to the general public, and
(ii) the Corporation's internal financial and accounting controls.

B.   COMPOSITION

     The Committee shall be comprised of a minimum of three directors as appointed by the Board of Directors, who shall meet the independence and audit committee composition requirements under any rules or regulations of The American Stock Exchange, as in effect from time to time, and shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     All members of the Committee shall either (i) be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement, or (ii) be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     The Board may appoint one member who does not meet the independence requirements set forth above and who is not a current employee of the Corporation or an immediate family member of such employee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Corporation and its shareholders. The Board shall disclose in the next proxy statement after such determination the nature of the relationship and the reasons for the determination.

     The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

C.   RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

     DOCUMENT REVIEW

1. Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2. Review with representatives of management and representatives of the independent accounting firm the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation's annual report on Form 10-K. The Committee shall also review the Corporation's quarterly financial statements prior to their inclusion in the Corporation's quarterly SEC filings on Form 10-Q.

3. Take steps designed to insure that the independent accounting firm reviews the Corporation's interim financial statements prior to their inclusion in the Corporation's quarterly reports on Form 10-Q.

     INDEPENDENT ACCOUNTING FIRM

4. Recommend to the Board of Directors the selection of the independent accounting firm, and approve the fees and other compensation to be paid to the independent accounting firm. The Committee shall have the ultimate authority and responsibility to select, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board ("ISB") Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent accounting firm.

6. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as it may be modified or supplemented.

7. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit.

8. Evaluate the performance of the independent accounting firm and recommend to the Board of Directors any proposed discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

     FINANCIAL REPORTING PROCESSES

9. In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation's internal financial and accounting controls.

     COMPLIANCE

10. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel and/or independent accounting consultants to review any matter under its responsibility.

     REPORTING

11. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Corporation's annual proxy statement for each annual meeting of stockholders occurring after December 14, 2000.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                            PSYCHEMEDICS CORPORATION
                  PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Werner A. Baumgartner, Ph.D. and Raymond C. Kubacki, Jr., or either of them (with full power to act alone), attorneys or attorney of the undersigned (with full power of substitution to each), to vote for and in the name of the undersigned, at the 2001 Annual Meeting of Stockholders of Psychemedics Corporation (the "Company") to be held on Thursday, May 10, 2001 at 2:00 p.m. at The Charles Hotel in Harvard Square, 1 Bennett Street, Cambridge, Massachusetts 02138 and any adjournments thereof, according to the number of shares and as fully as the undersigned would be entitled to vote if personally present.

Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Company's Proxy Statement dated April 2, 2001 and on such other matters as may properly come before the meeting.


--------------------------------------------------------------------------------
          PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?

--------------------------------               ---------------------------------

--------------------------------               ---------------------------------

--------------------------------               ---------------------------------

[X]  Please mark votes as
     in this example.

                                                        With      For All
                                              For       hold      Except
1.)  Election of Directors.                   [ ]       [ ]        [ ]

     Werner A. Baumgartner, Ph.D.; Raymond C. Kubacki, Jr.; A. Clinton Allen; Donald F. Flynn; Walter S. Tomenson, Jr.; and Fred J. Weinert

     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.)  Selection of Arthur Andersen LLP as
     the Company's independent auditors.      [ ] For   [ ] Against  [ ] Abstain




     The Board of Directors recommends a vote FOR Proposals 1 and 2.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. if no direction is made, this proxy will be voted FOR the proposals set forth in paragraphs (1) and (2).

     PSYCHEMEDICS CORPORATION

     Mark box at right is an address change or comment has been noted on the reverse side of this card. [ ]

     CONTROL NUMBER:
     RECORD DATE SHARES:



                                                     ---------------------------
     Please be sure to sign and date this Proxy.     Date

--------------------------------------------------------------------------------

---------Stockholder sign here---------------------Co-owner sign here-----------

DETACH CARD                                                     `    DETACH CARD


                            PSYCHEMEDICS CORPORATION


     Dear Shareholder:

     Please take note of the important information enclosed with this Proxy Ballot.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, May 10, 2001.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,

     Psychemedics Corporation